SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 18, 2000



                              UnitedGlobalCom, Inc.
               (Exact Name of Registrant as Specified in Charter)


    Delaware                  0-21974                    84-1116217
 (State or other            (Commission                (IRS Employer
 jurisdiction of            File Number)               Identification #)
 incorporation)



             4643 South Ulster Street, Suite 1300, Denver, CO 80237
                     (Address of Principal Executive Office)

                                 (303) 770-4001
              (Registrant's telephone number, including area code)


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                                        3

ITEM 5.   OTHER EVENTS.
----------------------

         On July 18, 2000, UnitedGlobalCom, Inc. ("United") and its subsidiary, United Pan-Europe Communications N.V. ("UPC," together with United, the "United Group"), announced an agreement with Excite@Home pursuant to which UPC's chello broadband subsidiary will merge with Excite@Home's international operations to create Excite chello. Excite chello will be equally owned and jointly controlled by the United Group and Excite@Home.

         In connection with this transaction, Liberty Media Corporation has agreed to invest Euro200 million in Excite chello in the form of a note convertible into Excite chello shares. In addition, Excite@Home and United have each committed to investing Euro100 million in Excite chello. The closing of this transaction is expected to occur by year end, subject to certain regulatory and other approvals.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

(c)      Exhibits

99.1     Press release, dated July 18, 2000.*
         ----------
         * Incorporated by reference from Form 8-K of United Pan-Europe Communications N.V. dated July 18, 2000 (File No. 000-25365) filed with the Commission on July 31, 2000.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                     UNITEDGLOBALCOM, INC.



DATE:  July 31,2000                  By:      /s/ Frederick G. Westerman, III
                                              -------------------------------
                                              Frederick G. Westerman, III
                                              Chief Financial Officer